UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 19, 2025, the Company received a letter (the “Notification Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because the stockholders’ equity of the Company as of September 30, 2024, as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 7, 2025, was below the minimum requirement of $2,500,000 (the “Stockholders’ Equity Requirement”).

Pursuant to Nasdaq’s Listing Rules, the Company had 45 calendar days (until April 7, 2025), to submit a plan to evidence compliance with the Rule (a “Compliance Plan”). The Company submitted a Compliance Plan within the required time and amended it subsequently to provide additional information to Nasdaq.

On June 11, 2025, the Company received a letter from Nasdaq accepting the Compliance Plan and granting an extension through August 18, 2025 to evidence compliance with the Rule.

On August 20, 2025, the Company received written notice from the Listing Qualifications Staff of Nasdaq that the Company has not regained compliance with the Stockholders’ Equity Requirement by August 18, 2025. As a result, unless the Company requests an appeal to a hearings panel (the “Panel”) by August 27, 2025, the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on August 29, 2025.

The Company intends to submit an appeal to Nasdaq on or before August 27, 2025, which will stay the delisting and suspension of the Company’s securities pending the decision of the Panel. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. At the hearing, the Company intends to present its views and its plans to regain compliance with the Stockholders’ Equity Requirement to the Panel. There can be no assurance that the Company will be able to evidence compliance with the Stockholders’ Equity Requirement or any other applicable requirements for continued listing on The Nasdaq Capital Market prior to the hearing. It is the Company’s understanding that the Panel typically issues its decision within 30 days after the hearing.

It is also the Company’s understanding that Nasdaq may accept proof of compliance with the Stockholders’ Equity Requirement prior to the Hearing date based upon information the Company intends to submit to Nasdaq, which would negate the need for the Company to proceed with the Hearing.

There can be no assurance that the Panel will grant the Company any extension period within which to regain compliance with the Stockholders’ Equity Requirement, or if any such extension period is granted, that the Company will regain compliance with the Stockholders’ Equity Requirement within such extension period, or that the Company will be successful in otherwise maintaining the listing of its common stock on The Nasdaq Capital Market.

This report contains forward-looking statements, including, but not limited to, the timing of the hearing and the timing of the decision of the Panel. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the hearing may be scheduled, and the Panel may issue a decision, more quickly than expected based on the typical time periods in published Nasdaq guidance, which shorter timeline(s) may be unfavorable for the Company and the continued listing of the Company’s common stock on The Nasdaq Capital Market. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date:	August 25, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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